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                                                                      EXHIBIT 21


     Subsidiaries of Imperial Financial Group, Inc.
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Subsidiary                    Jurisdiction of Incorporation
----------                    -----------------------------

Crown American Bank                 California

Imperial Trust Company              California

Imperial Holdings, Inc.             Delaware